EXHIBIT 23.1


DAVIDSON & COMPANY_____Chartered Accountants_______A Partnership of Incorporated
                                                   Professionals






                         INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Registration Statement of Crystallex International Corporation (the "Corporation") on this amendment to Form F-3 (the "Registration Statement") of our report dated March 8, 2002 (except as to Note 19 which is as of March 24, 2003), which is contained in the Corporation's Report of Foreign Issuer submitted to the U.S. Securities and Exchange Commission pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, and is incorporated by reference in the Registration Statement. We also consent to the use of our name under the heading "Experts" in the Registration Statement.




                                                          /s/ Davidson & Company
                                                          ----------------------


                                                          Chartered Accountants

Vancouver, Canada

March 24, 2003





                          A Member of SC INTERNATIONAL
                          ----------------------------

1200-609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C.,
                                Canada V7Y 106
                  Telephone (604) 687-0947 Fax (604) 687-6173